Operator Opening: Good day, and welcome to the ProPetro Holding Corp Third Quarter of 2026 Conference Call. Please note, this event is being recorded. I would now like to turn the call over to Matt Augustine, ProPetro’s Vice President of Finance and Investor Relations. Please go ahead. Matt Augustine - Vice President, Finance and Investor Relations: Thank you, and good morning. We appreciate your participation in today’s call. With me are Chief Executive Officer, Sam Sledge; Chief Financial Officer, Caleb Weatherl; President & Chief Operating Officer, Adam Munoz, and President of PROPWR®, Travis Simmering. This morning, we released our earnings results for the third quarter of 2026. Please note that any comments we make on today’s call regarding projections or our expectations for future events are forward-looking statements covered by the Private Securities Litigation Reform Act. Forward-looking statements are subject to several risks and uncertainties, many of which are beyond our control. These risks and uncertainties can cause actual results to differ materially from our current expectations. We advise listeners to review our earnings release and risk factors discussed in our filings with the SEC. Also, during today’s call we will reference certain non-GAAP financial measures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in our earnings release. Finally, after our prepared remarks, we will hold a question-and-answer session. With that, I would like to turn the call over to Sam. Sam Sledge - Chief Executive Officer: Thanks, Matt, and good morning, everyone. ProPetro delivered a solid third quarter, with higher revenue, net income and Adjusted EBITDA in both our completions and PROPWR businesses. PROPWR posted a meaningful sequential step-up as we continue to advance its commercial and operational execution, and activity increased across frac, cementing and wireline. While the costs of rebuilding completions capacity continue to weigh on margins, our fleet is now essentially sold out and positioned to recontract into a tighter, better-priced market in 2027. Starting with PROPWR, since our last update we have made significant progress across the business. PROPWR generated approximately $8 million of Adjusted EBITDA in the third quarter, a meaningful sequential increase. Results and margin performance at the project level continue to meet our already high expectations, which reinforces our confidence in the earnings and return profile we have outlined. Third Quarter 2026 Earnings Call Scripted Remarks October 28, 2026, 8:00 am CT 1 EXHIBIT 99.3

We expect to keep scaling deployments through year-end, reaching between approximately 250 and 275 megawatts deployed by the end of 2026 and stair-stepping to more than 500 megawatts by early 2028. We expect this growth to come from three sources: scaling our currently contracted capacity, deploying or preparing to deploy on the Targa award, which is scheduled to be fully deployed by early 2028, and beginning to scale one or more additional data center projects over time. Looking further ahead to 2027, much of our work will be preparing for larger, infrastructure- scale projects, including the Targa award and potential additional data center awards, which could begin deploying as early as late 2027. As a result, we expect 2027 earnings to be weighted toward the latter part of the year, with growth following a stair-step pattern as projects come online rather than a straight line throughout the year. Projects of larger scale require significant lead time, and we expect certain costs, including personnel, site preparation and mobilization, to build ahead of these deployments before the corresponding revenue and earnings are realized. By emphasizing disciplined execution and actively de-risking these larger deployments, we are building on the strong operational foundation we established in 2026, and we remain confident in our PROPWR guidance and the long-term earnings and return profile of the business. On the commercial front, our recently announced agreement with Targa for approximately 230 megawatts brings our total capacity committed under contract to approximately 510 megawatts. This award represents meaningful progress in our commercial efforts. It also shows how broad power demand is across end markets, including oil and gas, midstream and industrial, in addition to data centers. Contract terms in these sectors are generally shorter than those in the data center arena, but pricing and expected annual returns are very attractive. That said, given the larger load requirements and longer contract durations in the data center arena, along with the depth of our pipeline there, we continue to expect to deploy the majority of our assets to data center projects over time. Of the approximately 2.6 gigawatts of power generation capacity we have secured, more than 1 gigawatt consists of Caterpillar’s highly efficient 10-megawatt units, which are a part of our strategic framework agreement. With supply chains for power generation equipment remaining very tight, we believe this agreement and our early-mover position provide a meaningful advantage. Beyond securing supply, the 10-megawatt units themselves are highly efficient stationary natural gas engines purpose-built for permanent, high-density installations. They maximize efficiency for our customers while lowering our total cost of ownership. The vast majority of our fleet will be natural gas reciprocating engines ranging from 2 to 10 megawatts, which we believe are the ideal fit for every vertical we are pursuing. Of note, our smaller units are also proving to be successful: our first data center deployment, which is live and operating today in the U.S. Midwest, is built largely on 2.6-megawatt units. Reciprocating engines offer a number of advantages that we believe make them the right fit for our customers. They are a proven technology with a long track record in both mechanical drive and power generation Third Quarter 2026 Earnings Call Scripted Remarks October 28, 2026, 8:00 am CT 2 EXHIBIT 99.3

applications. They are continuous-duty rated machines trusted in high-availability environments, including data centers, oil and gas, mining and industrial operations, and marine and heavy transport, where uptime and performance are critical. They provide flexibility, scaling in modular blocks alongside customer demand with built-in redundancy. They deliver high fuel efficiency, are cost-effective for both PROPWR and our customers, and are emissions-friendly, which supports an efficient permitting path. These advantages apply across our entire fleet, with our 10-megawatt units adding even greater scale for our customers’ largest power needs. In the data center arena, despite broader volatility and noise in the AI market, we remain in advanced negotiations on several hundred megawatts and continue to progress a number of additional opportunities behind them. Our pipeline also continues to grow, strengthening our conviction in our strategy and investments. As we have noted previously, timelines have extended as we work through diligence with counterparties. These agreements involve long- term capital commitments on both sides, so getting the risk-sharing provisions right is critical. Strong demand for our assets can also lengthen, rather than shorten, the contracting process, because we are being deliberate about choosing the right long-term partners. In addition, a change in scope or timing on one project can make a previously unworkable opportunity viable, or free up capacity for customers we otherwise could not support. Because we are allocating capacity across multiple customers, individual deal timelines may shift as we determine how each opportunity fits within our broader portfolio. Accordingly, we feel very confident in this pipeline. Importantly, we are currently deployed and operating on a hyperscaler project, and execution has gone exceptionally well. We are one of the very few behind-the-meter power providers live on a data center site today, and we believe this operating track record validates our strategy and has helped accelerate our broader commercial efforts. Our PROPWR guidance also remains clear and unchanged. We continue to expect capital costs of approximately $1.4 million to $1.5 million per megawatt. That figure includes balance of plant and expected inflation over the life of the Caterpillar framework agreement, and it reflects the advantage of our early-mover position. We continue to target payback periods of four to six years, with oil and gas and midstream projects closer to four years given their generally shorter contract terms. From a financing perspective, we have raised approximately $1.5 billion to support PROPWR, including our highly successful $690 million convertible notes offering in May, which largely addresses our near-term capital needs. Going forward, we will approach future capital decisions opportunistically as we continue expanding our commercial footprint and executing against our strategy. Third Quarter 2026 Earnings Call Scripted Remarks October 28, 2026, 8:00 am CT 3 EXHIBIT 99.3

Turning to completions, I want to address the costs that weighed on margins this quarter. As activity declined during 2024 and 2025, with tariff-related uncertainty and OPEC+ production increases adding to the pressure, we took decisive action to reduce operating costs and capital spending during those years. That protected free cash flow through a challenging market, but we have had to rebuild some of that capacity as demand has recovered this year. Improved pricing and better visibility into the duration of work supported the reactivation of two fleets this year, bringing us to 13 active fleets today, with the latest addition deployed in the third quarter, earlier than we originally anticipated. We are now essentially sold out of available frac capacity. Supporting the increase in activity has required rehiring field personnel, restocking inventory and spare parts, and preparing additional pumps for deployment. Higher utilization has also put pressure on our field operations and maintenance shop. While the costs of ramping back up have been higher than we originally anticipated, we are proud of how responsive our operations teams have been in meeting increased customer demand. We expect to maintain approximately 13 active fleets through the fourth quarter. That said, we expect meaningful seasonality in the fourth quarter from typical holiday-related slowdowns, which will temporarily affect utilization and results, along with continued margin pressure from the rebuilding costs we experienced in the second and third quarters. As activity stabilizes moving into 2027, we expect to begin optimizing those costs, although the full benefit may take time. We are optimistic that our investments will pay off and create meaningful value for shareholders as fleets recontract over time. The way we have managed through this period, flexing capacity up and down with the market while keeping our balance sheet strong, reflects our discipline as well as the resiliency of our industrialized model. Stepping back to the broader market, the conflict in the Middle East continues to influence commodity prices and customer activity, but it has also highlighted something we’ve been talking about for several quarters: the amount of frac capacity that has already exited the market through consolidation and attrition. Smaller, less disciplined competitors could not sustain the downturn, and much of the excess capacity has disappeared. As activity stabilizes, customers are increasingly recognizing that tighter supply environment, which is constructive for our business. To put some numbers around that, we estimate the active Permian frac fleet count is in the mid-70s today, and years of attrition have drastically reduced the supply of high-quality horsepower behind it. On the demand side, even a modest increase in drilling activity, particularly from larger public and independent operators, would be enough to fully tighten the market. On the supply side, we believe the industry could bring back perhaps a handful more fleets in the Permian before it would need to make significant new investment to add capacity, and given the capital discipline and focus on free cash flow across the completions space, we do not expect that investment to materialize anytime soon. In short, demand is poised to grow and supply is not, which bodes well for our long-term set up for our services. Third Quarter 2026 Earnings Call Scripted Remarks October 28, 2026, 8:00 am CT 4 EXHIBIT 99.3

That tighter market is already starting to show up in pricing. We are seeing early pricing momentum, led by next-generation natural gas-burning fleets, which command a clear premium given today’s spread between diesel and natural gas prices. Those fleets are effectively sold out industry-wide, and we expect that premium to hold regardless of how the conflict in the Middle East unfolds, as limited supply and global refining constraints keep diesel prices elevated for the foreseeable future. That pricing momentum is also relevant to the timing of repricing our contracted fleets. More than two-thirds of our active horsepower is contracted, with most agreements currently scheduled to renew in the first half of 2027. Much of that equipment is next-generation and natural gas-burning, which positions us well for recontracting, particularly for agreements signed in the more challenging pricing environment of the past 2 years. As that horsepower reprices in a more constructive environment, we believe the completions business is poised to deliver improved results over time. Before I hand it to Caleb, let me summarize how we are thinking about the outlook as we head toward 2027. In completions, the setup is straightforward: a sold-out fleet, a tightening market, and early pricing momentum. We still have work to do on the cost side as we absorb the elevated expense of ramping the system back up, but as activity stabilizes, our focus shifts from rebuilding to optimizing, and we expect to bring those costs down over the course of 2027. In PROPWR, our primary focus remains commercial and operational execution: converting our pipeline into signed, long-term contracts, then deploying and operating those assets reliably for our customers. We’ve secured the equipment to support that growth, and our performance in the field is strengthening our commercial position as we advance additional data center opportunities. And as I noted earlier, we expect 2027 to be a year of building toward larger, infrastructure-scale deployments, with growth weighted to the second half. Across both businesses, we are doing what we said we would do, and we are excited about the opportunity in front of us. The completions market is moving in our favor, PROPWR is executing and scaling, and we have the balance sheet, the equipment and the team to capture what is ahead. With that, I’ll turn the call over to Caleb. Caleb Weatherl - Chief Financial Officer: Thanks, Sam and good morning, everyone. Third Quarter 2026 Earnings Call Scripted Remarks October 28, 2026, 8:00 am CT 5 EXHIBIT 99.3

As Sam mentioned, both PROPWR and our completions business delivered higher revenue, net income and Adjusted EBITDA this quarter, while completions margins reflected the costs of rebuilding the operational infrastructure needed to support higher activity. During the third quarter, ProPetro generated total revenue of $355 million, an increase of 16% compared to the prior quarter. Net income totaled $13 million, or $0.09 income per diluted share, compared to a net loss of $8 million, or $0.07 loss per diluted share, in the prior quarter. Adjusted EBITDA totaled $60 million, representing 17% of revenue, and increased 33% sequentially. The increase was primarily driven by higher utilization in the completions business and incremental deployments in PROPWR, partially offset by higher costs associated with rebuilding capacity to support increased completions activity. Adjusted EBITDA includes approximately $16 million of lease expense related to our electric fleets. Net cash provided by operating activities was $46 million as compared to $66 million in the prior quarter. The decrease is primarily attributable to working capital headwinds in the third quarter, which consumed approximately $15 million of cash and working capital tailwinds in the prior quarter, which were an approximately $20 million source of cash, partially offset by higher Adjusted EBITDA. During the third quarter, capital expenditures paid were $123 million and capital expenditures incurred were $171 million, including approximately $43 million supporting the completions business and approximately $128 million supporting PROPWR equipment orders. Notably, the difference between incurred and paid capital expenditures is primarily comprised of PROPWR- related capital expenditures that have been financed and paid directly by the financing partner and unpaid capital expenditures included in accounts payable and accrued liabilities. Net cash used in investing activities as shown on the statement of cash flows during the third quarter of 2026 was $122 million, which included capital expenditures paid of $123 million, offset by $1 million in proceeds from certain asset sales. Turning to our outlook, we anticipate full-year 2026 capital expenditures incurred to be between $525 million and $575 million. Of this, the completions business is still expected to account for approximately $125 million to $145 million, largely dependent on delivery timelines of certain capex related items heading through year end and into 2027. We continue to expect buyout costs for our first FORCE® electric fleet to be between $15 million and $20 million, with at least three additional buyouts expected to occur in 2027. In addition, we anticipate incurring capital expenditures of approximately $400 million to $430 million for our PROPWR business in 2026, narrowed from prior guidance due to greater year- end visibility into the timing of additional equipment deliveries. Notably, our previous guidance of approximately $1.4 million to $1.5 million per megawatt inclusive of balance of plant remains unchanged. While these PROPWR capital expenditure estimates reflect the total cost of the Third Quarter 2026 Earnings Call Scripted Remarks October 28, 2026, 8:00 am CT 6 EXHIBIT 99.3

equipment, they do not reflect the impact of financing arrangements, which have and are expected to continue reducing our near-term actual cash outflows. Looking ahead to 2027, we are aligning equipment delivery schedules under the Caterpillar framework agreement and remain in active discussions on data center opportunities, both of which could affect the timing and amount of capital expenditures for the year. In particular, the size, timing and structure of any new data center agreements could change when equipment is needed and how much balance of plant investment is required next year. However, we expect that any such changes would affect the timing and total amount of capital expenditures rather than the cost per megawatt, which we continue to expect to remain within our guided range. That said, we expect 2027 PROPWR capital expenditures to increase from 2026 levels, driven by the delivery of additional equipment and the funding of down payments and milestone payments under the Caterpillar framework agreement. One more item on PROPWR before I turn to the balance sheet. Certain PROPWR contract structures may include reservation fees that are collected in cash up front but not recognized in revenue or Adjusted EBITDA until the assets are deployed and generating power. As a result, PROPWR’s revenue and Adjusted EBITDA in a given period may trail the levels implied by its contracted capacity and guidance, though the underlying contract economics remain intact. Importantly, our balance sheet remains a significant source of strength. As of September 30, 2026, cash and cash equivalents were $729 million, including net proceeds from the issuance of $690 million aggregate principal amount of convertible senior notes. Borrowings under our financing agreement with Caterpillar Financial Services Corporation were $172 million. Total liquidity at the end of the third quarter of 2026 was $934 million, which included cash and cash equivalents, $185 million of available borrowing capacity under the ABL Credit Facility, and $20 million of availability under our Caterpillar Equipment Loan Agreement. We currently have no outstanding borrowings under the ABL Credit Facility. Finally, as Sam mentioned, we plan to continue approaching PROPWR funding opportunistically, which gives us confidence in our ability to execute on future capital needs as we expand our commercial footprint and drive our strategy forward. Sam, back over to you. Sam Sledge - Chief Executive Officer: Thank you, Caleb. Before we open the line for questions, I want to leave you with a few additional thoughts. ProPetro has been built into a resilient company over the last several years, one that has performed through a genuinely challenging market, generated free cash flow when many in our industry could not, and used that period to reposition itself for what comes next. Today we are entering a market that is turning in our favor: a tighter completions market and a power business that is scaling. Our conviction in our business remains very strong. Third Quarter 2026 Earnings Call Scripted Remarks October 28, 2026, 8:00 am CT 7 EXHIBIT 99.3

Start with completions. While some unexpectedly higher rebuilding costs weighed on our margins in the second quarter and again in the third, those costs are the price of standing a system back up to meet higher activity, and we are optimistic that 2027 is where that investment starts to pay off. Since the second quarter, the underlying fundamentals have only strengthened. Crude prices remain elevated. The conflict in the Middle East is ongoing. And expectations for incremental rig additions next year should further tighten a frac market that is already tight. None of that is theoretical. It is showing up right now in our 2027 activity and pricing conversations. Our fleet is essentially sold out. Demand is very high, and we are turning away opportunities today because we do not have the capacity to serve them. We are seeing early pricing momentum and the majority of our contracted horsepower reprices in the first half of next year. The setup for our completions business is better today than it ever was six months ago. Now, PROPWR. We believe the market is waiting on a transformational data center agreement, and we recognize this has become a "show me" story. Candidly, we accept that. Our conviction in landing those agreements has not changed. We are in advanced stages commercially, but we are not going to ask anyone to take that on faith. What we would ask is that you look at the track record. Our message has not changed from one call to the next. We are executing on three fronts: commercially, operationally, and across our supply chain. Commercially, that means strong contract wins with large, investment-grade partners, including Targa, that have taken our contracted base to approximately 510 megawatts. Operationally, it means real assets running in the field today, including a data center site and several Permian microgrids for oil and gas customers, each with excellent execution. On supply chain, we are in a premium position relative to most competitors in this space. We moved early and secured our megawatts through the Caterpillar framework agreement. The result is 2.6 gigawatts of secured equipment, including over 1 gigawatt of 10-megawatt CAT reciprocating engines purpose-built for data centers, locked in at an advantaged cost. In a market where access to equipment has become the gating item, that is a real and durable advantage. And behind all of it sits a strong execution support system: the people, the maintenance infrastructure, and the operating discipline we have built over years in completions and are now applying to power. We have not overpromised on contract timelines. And we have been deliberately disciplined in how we communicate with you. We would much rather under-promise and deliver than the reverse. So, simply put: we are doing exactly what we said we would do, and we are building a track record of execution one quarter at a time. We look forward to demonstrating that execution across every one of our service lines in the years ahead. Let me leave you with this. This is a very strong company. We have a strong balance sheet and first-class customers across both completions and power: from the leading operators in the Permian Basin, to investment-grade midstream partners like Targa, to a data center customer we are serving today with more expected. And we are led and operated by first-class people. Third Quarter 2026 Earnings Call Scripted Remarks October 28, 2026, 8:00 am CT 8 EXHIBIT 99.3

To our employees: thank you. Your execution in the field, in the maintenance shop, and on the power sites is what gives this management team the confidence to move forward with this strategy. Every fleet we stood back up this year and every megawatt we commissioned happened because of you. We are excited about where this business is headed, we are confident in the setup for 2027, and we look forward to sharing more with you soon. With that, operator, let's open the line for questions. Closing Remarks by Sam Sledge - Chief Executive Officer: Thank you for joining us on today’s call. We hope you join us for our next quarterly earnings call. Have a great day. End of Call Forward-Looking Statements: Except for historical information contained herein, the statements and information in this discussion in the scripted remarks described above are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” "confident," “plan,” “project,” “budget,” "design," “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” “continue,” and other expressions that are predictions of, or indicate, future events and trends or that do not relate to historical matters generally identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about the supply of and demand for hydrocarbons, supply of and demand for frac fleets, demand for behind the meter power from data centers and other customers, other industry trends and activity levels, our business strategy, projected financial results and future financial performance, the ability to obtain capital on attractive terms, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures, the impact of such expenditures on our performance and capital programs, our fleet conversion strategy, our share repurchase program, and the anticipated growth prospects of PROPWR, including the demand for its services, the types of customers and the ability to secure long-term contracts, the ability to obtain financing on attractive terms, the ability to procure additional equipment, the timely receipt of such equipment and our ability to successfully deploy it in our anticipated timeframes and the overall anticipated benefits of the PROPWR business line, including its expected financial contribution to our results of operations. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. Third Quarter 2026 Earnings Call Scripted Remarks October 28, 2026, 8:00 am CT 9 EXHIBIT 99.3

Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, changes in the supply of and demand for power generation, the risks associated with the establishment of a new service line, including delays, lack of customer acceptance and cost overruns, the global macroeconomic uncertainty related to conflict in the Middle East region, including the Iran War, the Russia-Ukraine war, and events in Venezuela, general economic conditions, including the impact of continued inflation, central bank policy actions, the risk of a global recession, U.S. and global trade policy, including the imposition of tariffs and retaliatory measures, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in these scripted remarks are made as of the date hereof. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law. Investor Contacts: Matt Augustine Vice President, Finance and Investor Relations matt.augustine@propetroservices.com 432-219-7620 Third Quarter 2026 Earnings Call Scripted Remarks October 28, 2026, 8:00 am CT 10 EXHIBIT 99.3